EXHIBIT 11.1

                             SMARTFLEX SYSTEMS, INC.
                       Computation of Net Income per Share
                     (In thousands except per share amounts)
                                   (Unaudited)

                                        Three Months Ended    Nine Months Ended
                                            September 30         September 30
                                         ------------------  ------------------
                                           1996      1995      1996      1995
                                         --------  --------  --------  --------



Net income                               $  1,702  $  1,650  $  5,258  $  3,609
                                         ========  ========  ========  ========

Weighted average number of common
  shares outstanding during the period      6,279     5,560     6,264     4,666

Incremental common shares attributable
  to exercise of outstanding options           95       152       126       132
                                         --------  --------  --------  --------

     Total shares                           6,374     5,712     6,390     4,798

Primary earnings per share               $   0.27  $   0.29  $   0.82  $   0.75
                                         ========  ========  ========  ========




Net income                               $  1,702  $  1,650  $  5,258 $  3,609
                                         ========  ========  ========  ========

Weighted average number of common
  shares outstanding during the period      6,279     5,560     6,264     4,466

Incremental common shares attributable
  to exercise of outstanding options          108       169       126       169
                                         --------  --------  --------  --------

     Total shares                           6,387     5,729     6,390     4,835
                                         ========  ========  ========  ========

Fully diluted earnings per share         $   0.27  $   0.29  $   0.82  $   0.75
                                         ========  ========  ========  ========




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